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                                                                    EXHIBIT 10.3

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                         FACILITIES SERVICES AGREEMENT
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                    BY AND BETWEEN:


                    (1)  WIPRO LIMITED

                    (2)  WIPRO EPERIPHERALS LIMITED


                             Dated August 30, 2000
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                          FACILITIES SERVICES AGREEMENT

This FACILITIES SERVICES AGREEMENT is entered into on this 30th day of August 2000 by and between:

WIPRO LIMITED, a company incorporated in accordance with the laws of India, having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560 035 (hereinafter referred to as "WIPRO" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the First Part; and

WIPRO EPERIPHERALS LIMITED, a company incorporated under the laws of India, having its registered office at 40/1A Basappa Complex, Lavelle Road,Bangalore 560 001 (hereinafter referred to as "the Company " which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns) of the Second Part.

WHEREAS

A. Wipro is a diversified company having a presence in a number of businesses. Wipro, has, inter alia, been carrying on the business of manufacture and marketing of computer peripherals through its Peripherals Systems Division (PSD).

B. Wipro has decided to restructure PSD as a separate legal entity to allow entrepreneurial talent, to get strategic investment, to facilitate the growth of the volume driven product business in the new entity and to create value for its shareholders.

C. Consequent to this, Wipro and the Company has entered into a Business Sale and Purchase Agreement dated August 30, 2000 in terms of which the PSD of the Company has sold by Wipro to the Company.

D. In terms of the conditions contained in the Business Sale and Purchase Agreement, Wipro agrees to provide certain facilities and services (as hereinafter defined) subject to and on the terms and conditions contained in this Agreement.

E. Therefore, the Parties hereto are now entering into this Facilities Services Agreement whereby

NOW THEREFORE this Agreement witnesseth as under:

1.      Definitions and Interpretation

1.1     Definitions

        When used in this Agreement (including the recitals), the following terms shall have the following meanings:

        "Agreement" shall mean this Facilities Services Agreement.


        "Party" and "Parties" shall refer to WIPRO and the Company individually and collectively respectively.
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        "Facilities Services" shall mean the facilities and services to provided by WIPRO to the Company from time to time as set out in Schedule _1__.

1.2     Interpretation

        Unless otherwise stated or unless the context otherwise requires, in this Agreement:

        (a) Headings are for convenience only and shall not affect its interpretation.

        (b) Where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have corresponding meanings.

        (c) References to the Recitals, Clauses, Schedules shall be references to the recitals, clauses and schedules of this Agreement.

        (d) References to the Agreement shall mean and include an appropriate reference to the Schedules hereto.

        (e) References to statutes shall be a reference to the statutory enactments, rules and regulations (as modified, amended or re-enacted as of the appropriate date) in force.

2.      Engagement:

        The Company hereby agrees to obtain the Facilities and Services from WIPRO, and WIPRO hereby agrees to render and provide the Facilities Services to the Company subject to and on the terms and conditions set forth in this Agreement.

3.      Requirement for Services:

        The parties may mutually agree to amend the scope of Facilities and Services to be provided under this Agreement from time to time.

4.      Payments

4.1 WIPRO will be paid by the Company as Fees of an amount which will be determined as below:


4.2 WIPRO shall also be paid by the Company all costs, expenses, liabilities or claims arising from or as a result of the provision of facilities and services by Wipro to the Company.

5.      Term

        This Agreement shall come into force on its execution and shall continue to be in force until__________.
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6.      No Agency

        The Parties agree that the relationship between WIPRO and the Company under this Agreement is that of principal to principal and no agency shall be established as a result of this Agreement.

7.      Waiver

        The failure, with or without intent, of any Party to insist upon the performance (in strict conformity with the literal requirements) by the other Party of any term or stipulation of this Agreement, shall not be treated or deemed to constitute a modification of any terms or stipulations of this Agreement. Nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other strictly in accordance with any terms or provisions hereof.

        All terms, conditions and obligations under this Agreement shall remain in full force and effect at all times during the subsistence of this Agreement except where otherwise amended or modified by them by mutual written agreement.

8.      Entire Agreement and Modifications

        The Parties confirm and acknowledge that this Agreement shall constitute the entire agreement between them and shall supersede and override all previous communications, either oral or written, between the Parties with respect to the subject matter of this Agreement, and no agreement or understanding varying or extending the same shall be binding upon any Party unless arising out of the specific provisions of this Agreement.

        No amendment, modification or addition to this Agreement shall be effective or binding on either of the Parties unless set forth in writing and executed by them through their duly authorised representatives; and subject to obtaining requisite approval, if any, following such execution.

9.      Notices

        All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) facsimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

        in the case of the Wipro to:   Corporate Vice President - Legal and
                                       Company Secretary
                                       WIPRO Limited
                                       Doddakannelli, Sarjapur Road
                                       Bangalore - 560 035

                              Fax:     91 (80) 844 0051

        in the case of Company to:     Chief Executive Officer
                                       Wipro ePeripherals Limited
                                       40/1A Basappa Complex
                                       Bangalore

                                Fax    2270378
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        All such notices, communications and correspondence shall be sent and deemed to have been received as follows: (i) if by facsimile, upon receipt of the confirmation copy; and (ii) if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice complying herewith to that effect. All notices will be in English.

10.     Severability

        Should any part of this Agreement be declared illegal or unenforceable, the Parties will co-operate in all ways open to them to obtain substantially the same result or as much thereof as may be possible, including taking appropriate steps to amend, modify or alter this Agreement.

        If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal, such adjudication shall not alter the validity or enforceability of any other term or provision unless the terms and provisions declared (by either Party) shall be one expressly defined as a condition precedent or as of the essence of this Agreement, or comprising an integral part of, or inseparable from the remainder of this Agreement.

11.     Governing Law and Arbitration

11.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of India.

11.2 Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, if the same cannot be settled amicably among the Parties concerned, shall be settled by final and binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings, shall take place at Bangalore in India and the proceedings shall be exclusively in English.

11.3 No Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted to arbitration and determined as provided above, and then only for the enforcement of the arbitral award.

11.4 Pending the resolution of a dispute by arbitration, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitral award.
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11.5    Notwithstanding anything contained herein, the Parties shall have a right to institute legal proceedings to prevent any continuing breach of the provisions of this Agreement to seek an injunctive or any other specific relief.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by and through their duly authorised representatives as of the date written herein.

SIGNED by Suresh C Senapaty
Corporate Executive VP-Finance                     )
for and on behalf of WIPRO                         )
in the presence of: Satish Menon                   )
Corporate Vice President-Legal & Company Secretary

SIGNED by Ram N Agarwal                            )
for and on behalf of THE COMPANY                   )
in the presence of: G Srinivasan                   )